EXHIBIT 21.1

Note: Korn/Ferry International or one of its Subsidiaries has 100% ownership of the Subsidiaries listed below, except for Korn/Ferry International (M) Sdn. Bhd. (49%), Korn/Ferry International S.A. de C.V. (41.65%), Korn/Ferry Mexico S.C. (41.65%), Korn/Ferry International (H.K.) Limited (99% owned by Korn/Ferry International; and 1% owned by Paul C. Reilly in trust for Korn/Ferry International).

Subsidiaries		Jurisdiction
1.	Korn Ferry International S.A.	Argentina
2.	Korn Ferry Futurestep Argentina S.R.L.	Argentina
3.	Korn/Ferry International Pty Limited	Australia
4.	Futurestep (Australia) Pty Ltd	Australia
5.	Korn/Ferry International GmbH	Austria
6.	Korn/Ferry International Futurestep (Belgium) BVBA	Belgium
7.	Personnel Decisions International Belgium, BVBA	Belgium
8.	Korn/Ferry International Consultoria Ltda.	Brazil
9.	Korn/Ferry Canada, Inc.	Canada
10.	Korn/Ferry International Futurestep (Canada) Inc.	Canada
11.	Korn/Ferry International S.A.	Chile
12.	Korn/Ferry International Human Capital Consulting (Beijing) Limited	Beijing, China
13.	Guangzhou Korn/Ferry Human Capital Company Ltd.	Guangzhou, China
14.	Korn/Ferry (Shanghai) Human Capital Consulting Co., Ltd.	Shanghai, China
15.	PuDe Management Consulting Co. Ltd.	Shanghai, China
16.	Futurestep (Shanghai) Talent Consulting Company Limited	China
17.	Korn/Ferry International — Colombia	Colombia
18.	Korn/Ferry International A/S	Denmark
19.	Korn/Ferry International S.N.C.	France
20.	Korn/Ferry International Futurestep (France) SARL	France
21.	Personnel Decisions International France SAS	France
22.	Korn/Ferry International GmbH	Germany
23.	Futurestep Germany GmbH	Germany
24.	Korn/Ferry International SA	Greece
25.	Korn/Ferry International (H.K.) Limited	Hong Kong
26.	Futurestep (Hong Kong) Ltd.	Hong Kong
27.	Korn/Ferry International Budapest Personnel Consulting and Service Ltd.	Hungary
28.	PDI Hungary, Kft.	Hungary
29.	Korn/Ferry International Private Limited	India
30.	Futurestep Recruitment Services Private Limited.	India
31.	Personnel Decisions International India Pvt. Limited	India
32.	PT. Korn/Ferry International	Indonesia
33.	Korn/Ferry International S.R.L.	Italy
34.	Futurestep (Italia) S.r.l.	Italy
35.	Nihon Korn/Ferry International K.K.	Japan
36.	Futurestep (Japan) K.K.	Japan
37.	Korn Ferry Consulting — Japan	Japan
38.	Korn/Ferry International (Korea) Limited	Korea
39.	Agensi Pekerjaan Futurestep Worldwide (M) Sdn. Bhd.	Malaysia
40.	Korn/Ferry International (M) Sdn. Bhd.	Malaysia
41.	Korn/Ferry Investment India Limited (Mauritius OCB)	Mauritius
42.	Korn/Ferry Internacional S.A. de C.V.	Mexico
43.	Korn/Ferry Mexico S.C.	Mexico
44.	Korn Ferry International B.V.	Netherlands
45.	Korn/Ferry International Futurestep (Holdings) B.V.	Netherlands
46.	Korn Ferry International NZ Limited	New Zealand
47.	Futurestep (New Zealand) Ltd.	New Zealand
48.	Korn/Ferry International A/S	Norway
49.	Korn/Ferry International — Peru S.A.	Peru
50.	Korn/Ferry International Sp.z.o.o.	Poland

Subsidiaries		Jurisdiction
51.	Korn/Ferry International Futurestep (POLSKA) Sp.z.o.o.	Poland
52.	Korn/Ferry International Pte. Ltd.	Singapore
53.	Futurestep (Singapore) Pte Limited	Singapore
54.	PDI Slovensko, sro	Slovakia
55.	Korn/Ferry International S.A.	Spain
56.	Futurestep (Espana), S.L.	Spain
57.	Korn/Ferry International AB	Sweden
58.	Personnel Decisions International Scandinavia A.B.	Sweden
59.	Korn-Ferry (Schweiz) AG	Switzerland
60.	Korn/Ferry International (Taiwan) Co. Limited	Taiwan
61.	Korn/Ferry International Musavirlik Limited Sirketi	Turkey
62.	Futurestep (UK) Limited	United Kingdom
63.	Korn/Ferry International Limited	United Kingdom
64.	KFI (UK) Limited	United Kingdom
65.	The Whitehead Mann Partnership LLP	United Kingdom
66.	Whitehead Mann Limited	United Kingdom
67.	Personnel Decisions International, Europe Limited	United Kingdom
68.	Personnel Decisions International UK Ltd	United Kingdom
69.	Korn Ferry Global Holdings (UK) Limited	United Kingdom
70.	Korn Ferry GH1 Limited	United Kingdom
71.	Pivot Learning, Limited	United Kingdom
72.	Continental American Management Corp.	United States, California
73.	Korn/Ferry International Holding India	United States, California
74.	Korn/Ferry International Futurestep, Inc.	United States, Delaware
75.	Korn/Ferry International Futurestep (Holdings) Inc.	United States, Delaware
76.	Korn/Ferry International Worldwide, Inc.	United States, Delaware
77.	K/FI Canada Holdings, LLC	United States, Delaware
78.	Korn Ferry Leadership Consulting Corporation	United States, Delaware
79.	Ninth House, Inc.	United States, Delaware
80.	Korn Ferry Global Holdings, Inc.	United States, Delaware
81.	Pivot Learning, LLC	United States, Oregon
82	Personnel Decisions International Greater China Corporation	United States, Minnesota
83.	Personnel Decisions International Singapore Corporation	United States, Minnesota
84.	Sensa Solutions, Inc.	United States, Virginia
85.	Korn/Ferry International Consultores Asociados, C.A.	Venezuela